UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	333-127405	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 29, 2007, we filed a Form 8-K with respect to our entry into a purchase agreement dated March 28, 2007 (the “Agreement”) with Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), an unrelated third party, to acquire 602 Central Boulevard located in Coventry, England, United Kingdom (the “Property”). Pursuant to the Agreement, on April 27, 2007, we acquired a fee interest in the Property for £11,200,000 ($22,284,000 using the weighted average exchange rate of $1.99/£1.00), which was funded using net proceeds from our initial public offering and debt proceeds of £5,500,000 ($10,945,000 assuming an exchange rate of $1.99/£1.00). Our borrowing of £5,500,000 ($10,945,000 assuming an exchange rate of $1.99/£1.00) is more fully described below in Item 2.03 of this Form 8-K. Upon closing, we paid our investment adviser, CBRE Advisors LLC, an acquisition fee in the amount of $221,340 (approximately equal to 1.00% of the £11,200,000 purchase price). This acquisition fee is not included in the £11,200,000 ($22,284,000 using the weighted average exchange rate of $1.99/£1.00) total acquisition cost of the Property.

The Property was built in 2002 and consists of a three-story office building containing approximately 49,985 rentable square feet and a surface parking lot completed in 2002. The office building is currently 100% leased to Capita Business Services Limited, part of The Capita Group plc, one of the UK’s largest business process outsourcing firms and the guarantor on the lease. Such lease is scheduled to expire on February 28, 2017; however, Capital Business Services Limited has a one-time option to terminate the lease on February 28, 2010 provided that it gives nine months prior written notice.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with our acquisition of the Property as described in Item 2.01, on April 27, 2007, our wholly-owned subsidiary, CBRERT Coventry Limited, entered into a £5,500,000 ($10,945,000 assuming an exchange rate of $1.99/£1.00) financing arrangement with The Royal Bank of Scotland plc. The loan is for a term of seven years and carries an all-in interest rate of 6.35%.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements. To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to this item on an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)	Exhibits.

10.1	Loan Agreement between CBRERT Coventry Limited and The Royal Bank of Scotland plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

May 3, 2007	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer

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